Exhibit 99.1
LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2026 RESULTS
“In a world of endless screens and AI-generated everything, the one thing that can't be replicated is being there. Artists are taking their music to more fans in more places than ever, and fans are showing up in record numbers. Through October, we've sold 170 million tickets, up 13% and already ahead of all of last year. We now expect to welcome nearly 180 million fans in 2026.
This quarter attendance grew 19%, and year-to-date, international markets surpassed the U.S. in both concert attendance and sponsorship revenue — a powerful sign of how global live music has become. We're investing in more venues around the world, giving artists more stages to build their careers and fans more opportunities to experience the magic of live music. With double-digit adjusted operating income (AOI) growth across all three segments this quarter, we're on track to deliver another record year and sustain double-digit growth for years to come.” –Michael Rapino, President and CEO
ARTISTS REACH MORE FANS WORLDWIDE DRIVING A RECORD QUARTER (3Q26 vs. 3Q25 unless otherwise noted)
•Revenue of $10.1 billion, up 19%
•Operating income of $892 million, up 13%
•AOI of $1.18 billion, up 14%
•Global key operating metrics achieved new levels:
◦Fan attendance of 61 million, up 19%
◦Fee-bearing tickets of 98 million, up 10% and fee-bearing Gross Transaction Value (GTV) of $11.2 billion, up 13%
•International markets drove global strength, including:
◦Fan attendance up 29%, accounting for 60% of total fan growth
◦Fee-bearing tickets up 20%, contributing 75% of total fee-bearing ticket growth
◦Sponsorship AOI up 12% as international sponsorship surpassed North America in operating income and AOI for the quarter
•Ticket sales for 2026 shows up 13% to approximately 170 million through late October, already exceeding full-year 2025, with stadium, arena, and amphitheater fan count each up mid-teens or higher
•Venue Nation attendance for the year now expected to exceed 75 million, up more than 15% year-over-year
•Through Q3, ticketing GTV for primary tickets sold for 2027 shows up double-digits compared to same point last year, driven by double-digit growth in North America primary ticket volume

ARTISTS DRAW RECORD ATTENDANCE WORLDWIDE (3Q26 vs. 3Q25 unless otherwise noted)
•Revenue of $8.7 billion, up 20%
•AOI of $603 million, up 17%
•Global fan attendance of 61 million, up 19%, reflecting broad-based demand across all regions and large venue types:
◦North America up 13% with stadiums and amphitheaters driving 90% of the growth
◦International up 29%, with all regions up at least 15%
◦Fan attendance at third-party stadiums up over 40%, accounting for more than half of global fan growth
•Concerts remain a high consumer priority:
◦Ticket sales exceeded prior-year levels every month of 2026 through October
◦Ticket sales for the month of October up over 20%, reflecting strong show closings
◦September marked an all-time monthly high for amphitheater attendance and number of shows
◦Sell-through rates are ahead of last year while cancellation rates pace below year-to-date
•Record Q3 event-related deferred revenue of $3.8 billion, up 8%
•Prepaid advertising expense for 2027 shows up double-digits at the end of Q3
•Fan attendance now expected to approach 180 million for the full year, delivering double-digit growth
•Concerts on track to deliver double-digit AOI growth for the full year

VENUE NATION EXPANDS STAGES FOR ARTISTS WORLDWIDE AND ENHANCES FAN EXPERIENCES
•Venue Nation hosted 26 million fans in Q3, up 17% and now expected to host over 75 million fans in 2026
◦Arenas outside the U.S. expected to deliver 75% of owned or operated fan growth at our large venues for the full year, with attendance now surpassing U.S. amphitheaters
•Fans are choosing a range of experiences at our large U.S. amphitheaters, with upgrade purchases and VIP revenue per ticket up double-digits while value menu unit sales more than doubled
•Similar strength internationally, with onsite spending at our European arenas up double-digits
•On track to open or acquire 10 large (over 3,000 capacity) venues through the end of the year, which are expected to deliver over 5 million fans this year with a run-rate of nearly 8 million

INTERNATIONAL SPONSORSHIP SURPASSES NORTH AMERICA (3Q26 vs. 3Q25 unless otherwise noted)
•Revenue of $506 million, up 14%
•AOI of $350 million, up 12%
•International markets, led by ticket access, venues, and festivals, contributed 65% of sponsorship revenue growth for the quarter
•Sponsorship AOI on track to grow double-digits for the full year

DEMAND FOR ARTISTS’ SHOWS DRIVES RECORD Q3 TICKETING RESULTS (3Q26 vs. 3Q25 unless otherwise noted)
•Revenue of $870 million, up 9%
•AOI of $316 million, up 10%
•Record fee-bearing ticket volume of 98 million, up 10%
◦Concerts accounted for 95% of fee-bearing ticket growth, benefitting from successful early 2027 on sales
◦International markets contributed 75% of fee-bearing ticket growth
•Secondary ticket GTV flat, with growth in sports offsetting lower concert resale activity, consistent with efforts to constrain scalper sales
•Net new ticketing agreements added 23 million tickets, over 70% from international markets, expanding our ability to help artists and venues reach fans
•Full-year AOI growth is now expected to be up high single-digits

STRONG CASH GENERATION SUPPORTS INVESTMENT IN MORE STAGES FOR ARTISTS
•Year-to-date operating cash flow of $2.1 billion, up 45% and free cash flow—adjusted of $1.6 billion, up 25% with AOI to free cash flow—adjusted conversion of 69%, up from 60% last year
•Full-year AOI to free cash flow—adjusted conversion expected to exceed last year
•Year-to-date capital expenditures total $722 million, on track for full-year spend of nearly $1.1 billion:
◦$800 million directed toward expanding and improving venues, giving artists more places to perform and fans better live experiences
◦Approximately $200 million from funding by joint-venture partners, sponsorship agreements, and other sources reduce venue cash requirements
◦Remainder to focus on ticketing and sponsorship growth initiatives, as well as ongoing maintenance requirements
BALANCE SHEET WELL-POSITIONED FOR CONTINUED VENUE INVESTMENT
•October refinancing extended maturities to 2031, providing additional financial flexibility to fund venue expansion at an attractive cost of capital, while euro-denominated debt aligns with our growing international business
•80% of our debt is fixed-rate with a weighted average cost of debt of 4.3%
OTHER FINANCIAL STATEMENT DETAILS (vs. 2025)
•Depreciation and amortization expected to grow 12–15%
•Net interest expense is expected to be approximately $280 million
•Corporate / Other and Eliminations expense expected to increase in line with AOI growth
•Income tax expense is expected to be 15–20% of AOI
•Since mid-year, full-year foreign exchange benefit reduced by approximately $20 million
•Below-the-line items (full year):
◦Noncontrolling interest expense is expected to be approximately $325 million. This projection may be further impacted by mark-to-market revaluations of investments and will have no impact to earnings per share, as any impact will be offset in other income and expenses
◦Accretion expense is projected to be one-third of last year’s, with continued strong performance at OCESA and other partners
•2026 share count not expected to change materially from 2025

Compare Our Operating Results to Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results
The company will webcast a teleconference today, November 5, 2026, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 3Q26 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment (NYSE: LYV) helps artists grow their careers through live music, promoting shows that connect them with fans around the world. Since 2005, we've connected artists with more than 1.5 billion fans across 55 countries. A live concert is more than a show — it's a moment fans wait all year for, travel for, and remember for a lifetime. Live Nation exists to make more of those moments possible, helping artists grow their careers and bringing more live music to more fans, everywhere. For more information, visit investors.livenationentertainment.com.

FINANCIAL HIGHLIGHTS – THIRD QUARTER
(unaudited; $ in millions)

	Q3 2026 Reported	Q3 2025 Reported	Change	Q3 2026 Currency Impacts	Q3 2026 at Constant Currency	Change at Constant Currency
Revenue
Concerts	$8,746.4	$7,282.5	20%	$7.3	$8,753.7	20%
Ticketing	870.3	797.6	9%	(5.6)	864.7	8%
Sponsorship & Advertising	505.7	442.7	14%	(4.8)	500.9	13%
Other and Eliminations	(17.4)	(23.7)	*	0.0	(17.4)	*
	$10,105.0	$8,499.1	19%	$(3.1)	$10,101.9	19%

Consolidated Operating Income	$892.0	$792.5	13%	$3.0	$895.0	13%

Adjusted Operating Income (Loss)
Concerts	$602.9	$514.2	17%	$7.6	$610.5	19%
Ticketing	315.7	285.9	10%	(3.7)	312.0	9%
Sponsorship & Advertising	350.2	313.1	12%	(2.9)	347.3	11%
Other and Eliminations	(4.2)	(6.2)	*	0.0	(4.2)	*
Corporate	(85.3)	(74.0)	(15)%	0.0	(85.3)	(15)%
	$1,179.3	$1,033.0	14%	$1.0	$1,180.3	14%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – NINE MONTHS
(unaudited; $ in millions)

	9 Months 2026 Reported	9 Months 2025 Reported	Change	9 Months 2026 Currency Impacts	9 Months 2026 Constant Currency	Change at Constant Currency
Revenue
Concerts	$17,966.3	$15,712.9	14%	$(138.8)	$17,827.5	13%
Ticketing	2,487.5	2,234.9	11%	(39.2)	2,448.3	10%
Sponsorship & Advertising	1,147.2	999.3	15%	(23.4)	1,123.8	12%
Other and Eliminations	(36.1)	(59.2)	*	(0.1)	(36.2)	*
	$21,564.9	$18,887.9	14%	$(201.5)	$21,363.4	13%

Consolidated Operating Income	$1,043.4	$1,393.9	(25)%	$2.8	$1,046.2	(25)%

Adjusted Operating Income (Loss)
Concerts	$915.3	$879.4	4%	$11.5	$926.8	5%
Ticketing	902.4	829.1	9%	(18.7)	883.7	7%
Sponsorship & Advertising	771.6	676.6	14%	(15.7)	755.9	12%
Other and Eliminations	(14.0)	(18.8)	*	0.1	(13.9)	*
Corporate	(208.0)	(193.9)	(7)%	0.0	(208.0)	(7)%
	$2,367.3	$2,172.4	9%	$(22.8)	$2,344.5	8%
* Percentages are not meaningful

Reconciliation of Operating Income to Adjusted Operating Income
(unaudited; $ in millions)

	Q3 2026	Q3 2025	9 Months 2026	9 Months 2025
Operating Income	$892.0	$792.5	$1,043.4	$1,393.9
Acquisition expenses	32.4	33.1	132.7	141.8
Amortization of non-recoupable ticketing contract advances	16.9	16.5	65.1	62.0
Depreciation and amortization	183.3	165.6	541.1	474.1
Loss (gain) on sale of operating assets	7.4	(14.9)	(7.2)	(17.9)
Astroworld loss contingencies	—	(0.6)	—	(8.4)
Governmental Investigations and Litigation	—	—	450.0	—
Stock-based compensation expense	47.3	40.8	142.2	126.9
Adjusted Operating Income	$1,179.3	$1,033.0	$2,367.3	$2,172.4

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q3 2026	Q3 2025
Net cash used in operating activities	$(657.7)	$(95.7)
Changes in operating assets and liabilities (working capital)	1,640.5	808.3
Changes in accrued liabilities for Astroworld loss contingencies	—	(0.6)
Free cash flow from earnings	$982.8	$712.0
Less: Maintenance capital expenditures	(30.2)	(30.7)
Distributions to noncontrolling interests	(18.2)	(32.0)
Free cash flow — adjusted	$934.4	$649.3

Net cash used in investing activities	$(621.2)	$(340.4)

Net cash provided by financing activities	$472.1	$175.7

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	9 Months 2026	9 Months 2025
Net cash provided by operating activities	$2,100.4	$1,449.0
Changes in operating assets and liabilities (working capital)	(624.2)	139.5
Changes in accrued liabilities for Astroworld loss contingencies	—	(8.4)
Governmental Investigations and Litigation	450.0	—
Free cash flow from earnings	$1,926.2	$1,580.1
Less: Maintenance capital expenditures	(94.3)	(79.8)
Distributions to noncontrolling interests	(206.9)	(196.8)
Free cash flow — adjusted	$1,625.0	$1,303.5

Net cash used in investing activities	$(1,498.4)	$(832.8)

Net cash provided by (used in) financing activities	$780.2	$(322.8)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2026	September 30, 2025
Cash and cash equivalents	$8,257.5	$6,750.5
Short-term investments	69.1	67.6
Client cash	(2,669.5)	(2,058.9)
Deferred revenue — event-related	(3,818.3)	(3,545.5)
Accrued artist fees	(465.9)	(441.4)
Collections on behalf of others	(343.8)	(153.4)
Prepaid expenses — event-related	1,277.5	891.5
Free cash	$2,306.6	$1,510.4

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding anticipated Concerts fan attendance in 2026; the company’s being on track to deliver another record year in 2026 and sustain double-digit growth for years to come; expected adjusted operating income growth in the company’s Concerts business for 2026; expectations for Venue Nation’s fan count for 2026 and the anticipated contribution to this growth from arenas outside the U.S.; anticipated openings/acquisitions of large venues by the end of 2026, as well as the fan contribution and run-rates from these venues; anticipated adjusted operating income growth in the company’s Sponsorship business for 2026; expected adjusted operating income growth in the company’s Ticketmaster business for 2026; expectations for full-year adjusted operating income to free cash flow—adjusted conversion rates; the company’s anticipated capital expenditures in 2026, including the planned allocation and source of these funds; the positioning of the company’s balance sheet for continued venue investment; the company’s full-year 2026 expectations for depreciation and amortization, net interest expense, Corporate / Other and Eliminations expense, income tax expense, foreign exchange impacts, noncontrolling interest expense, accretion expense, and share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. Due to the significant and non-recurring nature of the matters, we also exclude from AOI the impact of realized liabilities for settlements and expenses for regulatory compliance matters associated with the provision for losses arising from certain significant governmental investigations and litigations under ASC 450 - Contingencies, which are described under the heading “Governmental Investigations and Litigation” in Note 6 of the Notes to the Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Except as described above, ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2026	December 31, 2025
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$8,257,468	$7,094,200
Accounts receivable, less allowance of $100,735 and $73,912, respectively	3,289,064	2,009,055
Prepaid expenses	2,205,755	1,453,732
Other current assets	504,957	417,405
Total current assets	14,257,244	10,974,392
Property, plant and equipment, net	4,313,065	3,415,771
Operating lease assets	1,905,179	1,869,753
Intangible assets
Definite-lived intangible assets, net	1,302,144	1,078,453
Indefinite-lived intangible assets, net	368,971	369,015
Goodwill	3,314,621	2,889,178
Long-term advances	549,650	631,071
Other long-term assets	1,885,029	1,684,900
Total assets	$27,895,903	$22,912,533
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$3,189,182	$1,941,389
Accrued expenses and accounts payable	5,268,284	3,555,811
Deferred revenue	4,413,583	4,461,959
Current portion of long-term debt, net	1,860,111	587,630
Other current liabilities	253,103	482,061
Total current liabilities	14,984,263	11,028,850
Long-term debt, net	7,889,481	7,612,018
Long-term operating lease liabilities	2,155,584	2,036,974
Other long-term liabilities	532,234	415,844
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,146,991	924,472
Stockholders' equity
Common stock	2,338	2,328
Additional paid-in capital	1,346,107	1,455,925
Accumulated deficit	(688,801)	(1,041,978)
Cost of shares held in treasury	(30,396)	(30,396)
Accumulated other comprehensive loss	(172,432)	(114,872)
Total Live Nation stockholders' equity	456,816	271,007
Noncontrolling interests	730,534	623,368
Total equity	1,187,350	894,375
Total liabilities and equity	$27,895,903	$22,912,533

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands except share and per share data)
Revenue	$10,105,035	$8,499,143	$21,564,922	$18,887,901
Operating expenses:
Direct operating expenses	7,747,178	6,437,700	15,949,852	13,903,393
Selling, general and administrative expenses	1,161,352	1,008,038	3,257,836	2,790,304
Depreciation and amortization	183,315	165,600	541,070	474,080
Loss (gain) on disposal of operating assets	7,351	(14,851)	(7,187)	(17,909)
Corporate expenses	113,886	110,205	779,997	344,160
Operating income	891,953	792,451	1,043,354	1,393,873
Interest expense	102,114	80,291	289,866	232,682
Interest income	(40,433)	(36,659)	(122,609)	(108,613)
Equity in losses of nonconsolidated affiliates	3,875	5,209	11,217	462
Other expense (income), net	1,479	13,792	(66,536)	53,125
Income before income taxes	824,918	729,818	931,416	1,216,217
Income tax expense	258,043	251,840	341,675	389,196
Net income	566,875	477,978	589,741	827,021
Net income attributable to noncontrolling interests	119,040	46,520	236,564	128,949
Net income attributable to common stockholders of Live Nation	$447,835	$431,458	$353,177	$698,072

Basic net income per common share available to common stockholders of Live Nation	$1.74	$0.74	$0.96	$0.83
Diluted net income per common share available to common stockholders of Live Nation	$1.69	$0.73	$0.95	$0.82

Weighted average common shares outstanding:
Basic	233,111,862	232,043,356	232,786,526	231,706,216
Diluted	256,374,955	234,752,332	235,070,799	234,725,805

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$447,835	$431,458	$353,177	$698,072
Accretion of redeemable noncontrolling interests	(42,599)	(259,850)	(130,422)	(505,745)
Net income available to common stockholders of Live Nation—basic	$405,236	$171,608	$222,755	$192,327
Convertible debt interest, net of tax	27,498	—	—	—
Net income available to common stockholders of Live Nation—diluted	$432,734	$171,608	$222,755	$192,327

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2026	2025
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$589,741	$827,021
Reconciling items:
Depreciation	331,641	281,122
Amortization of definite-lived intangibles	209,429	192,958
Amortization of non-recoupable ticketing contract advances	65,116	61,971
Deferred income taxes	137,579	69,419
Amortization of debt issuance costs and discounts	17,455	13,392
Stock-based compensation expense	142,151	126,912
Unrealized changes in fair value of contingent consideration	11,050	17,012
Equity in losses of nonconsolidated affiliates, net of distributions	15,939	16,525
Provision for uncollectible accounts receivable	30,850	19,385
Loss (gain) on sale of operating and fixed assets	1,852	(19,390)
Gain on mark-to-market of investments in nonconsolidated affiliates and crypto assets	(64,953)	(10,341)
Loss (gain) on forward currency exchange contracts	(559)	13,280
Other, net	(11,061)	(20,704)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(1,230,524)	(753,810)
Increase in prepaid expenses and other assets	(718,035)	(401,117)
Increase in accrued expenses, accounts payable and other liabilities	2,752,462	1,019,909
Decrease in deferred revenue	(179,713)	(4,498)
Net cash provided by operating activities	2,100,420	1,449,046
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(22,070)	(58,543)
Collections of notes receivable	10,489	21,600
Disposal of operating assets, net of cash sold	8,160	25,232
Investments made in nonconsolidated affiliates	(57,450)	(29,225)
Purchases of property, plant and equipment	(801,790)	(709,797)
Cash paid for acquisition of right-of-use assets	(47,592)	(20,800)
Cash paid for acquisitions, net of cash acquired	(572,326)	(68,334)
Cash paid for acquisition of intangible rights	(18,910)	(6,182)
Proceeds from sale of intangible assets	—	20,040
Other, net	3,099	(6,758)
Net cash used in investing activities	(1,498,390)	(832,767)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt, net of debt issuance costs	1,625,019	948,154
Payments on debt including extinguishment costs	(257,214)	(110,526)
Contributions from noncontrolling interests	23,376	14,002
Distributions to noncontrolling interests	(206,868)	(196,799)
Purchases of noncontrolling interests, net of sales	(251,935)	(851,183)
Proceeds from exercise of stock options	5,229	5,054
Taxes paid for net share settlement of equity awards	(109,000)	(119,666)
Payments for deferred and contingent consideration	(46,900)	(10,984)
Other, net	(1,523)	(832)
Net cash provided by (used in) financing activities	780,184	(322,780)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(125,513)	363,479
Net increase in cash, cash equivalents and restricted cash	1,256,701	656,978
Cash, cash equivalents and restricted cash at beginning of period	7,106,986	6,106,109
Cash, cash equivalents and restricted cash at end of period	$8,363,687	$6,763,087